                                                                   Exhibit 99.02
                        Report of Independent Auditors

Board of Directors
Flashpoint, Inc.

We have audited the accompanying balance sheet of Flashpoint, Inc. as of December 31, 1999, and the related statements of operations and retained earnings (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Flashpoint, Inc. at December 31, 1999, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

                                                          /s/  Ernst & Young LLP
October 3, 2000
Boston, Massachusetts

                               FLASHPOINT, INC.

                                Balance Sheets

                                                     DECEMBER 31,       JUNE 30
                                                         1999             2000
                                                  ---------------------------------
Assets                                                                  (Unaudited)
Current assets:
 Cash and cash equivalents                              $ 54,800        $         -
 Accounts receivable                                     436,613            623,243
 Unbilled receivables                                          -             64,433
 Refundable income taxes                                   2,055              2,055
 Loan to stockholder                                      19,796             34,095
 Prepaid expenses                                            678              1,793
                                                  ---------------------------------
Total current assets                                     513,942            725,619

Property and equipment, net                              220,800            282,578

Deposits                                                  33,200             25,244
                                                  ---------------------------------

Total assets                                            $767,942         $1,033,441
                                                  =================================

Liabilities and stockholder's deficit
Current liabilities:
 Cash overdraft                                         $      -         $   37,370
 Lines of credit                                         175,000            110,000
 Notes payable                                            87,194            118,452
 Capital lease obligations, current portion               15,974             23,223
 Accounts payable                                         39,300             66,515
 Accrued expenses                                        257,409            277,074
 Deferred revenue                                        189,980            377,997
                                                  ---------------------------------
Total current liabilities                                764,857          1,010,631

Capital lease obligations, net of current
 portion                                                  20,640             30,764
                                                  ---------------------------------
Total liabilities                                        785,497          1,041,395

Stockholder's deficit:
 Common stock, $.01 par value, 300,000 shares
  authorized, 78,000 shares issued and
  outstanding                                                780                780
 Additional paid-in capital                                  220                220
 Retained earnings (deficit)                             (18,555)            (8,954)
                                                  ---------------------------------
Total stockholder's deficit                              (17,555)            (7,954)
                                                  ---------------------------------

Total liabilities and stockholder's deficit             $767,942         $1,033,441
                                                  =================================

See accompanying notes.

                                Flashpoint, Inc.

            Statements of Operations and Retained Earnings (Deficit)

                                                  YEAR ENDED       SIX MONTHS
                                                  DECEMBER 31        ENDED
                                                     1999         JUNE 30 2000
                                               --------------------------------
                                                                  (Unaudited)
Net revenues                                         $3,531,649      $2,250,490
Cost of services                                      2,072,703       1,191,626
                                               --------------------------------

Gross profit                                          1,458,946       1,058,864

Operating expenses:
 Marketing and selling                                  196,687          93,621
 General and administrative                           1,489,133         937,680
                                               --------------------------------
Total operating expenses                              1,685,820       1,031,301
                                               --------------------------------


Operating income (loss)                                (226,874)         27,563

Interest expense, net                                   (24,345)        (17,962)
                                               --------------------------------

Income (loss) before income taxes                      (251,219)          9,601

Income tax benefit                                       44,378               -
                                               --------------------------------


Net income (loss)                                      (206,841)          9,601

Retained earnings (deficit) at beginning of
 period                                                 188,286         (18,555)
                                               --------------------------------


Retained earnings (deficit) at end of period         $  (18,555)     $   (8,954)
                                               ================================

 See accompanying notes.

                                Flashpoint, Inc.

                            Statements of Cash Flows

                                                           YEAR ENDED     SIX MONTHS
                                                          DECEMBER 31       ENDED
                                                              1999       JUNE 30 2000
                                                   -----------------------------------
                                                                         (Unaudited)
Operating activities:
Net income (loss)                                           $(206,841)       $   9,601
Adjustments to reconcile net income (loss) to net
 cash provided by operating activities:
  Depreciation                                                126,450           53,523
  Deferred income taxes                                       (44,378)               -
  Changes in operating assets and liabilities:
   Cash overdraft                                                   -           37,370
   Accounts receivable                                       (171,920)        (186,630)
   Unbilled receivables                                             -          (64,433)
   Prepaid expenses                                                 -           (1,115)
   Loan to stockholder                                         14,162          (14,299)
   Accounts payable                                            (4,491)          27,215
   Accrued expenses                                           122,359           19,665
   Deferred revenue                                           189,980          188,017
                                                   -----------------------------------
Net cash provided by operating activities                      25,321           68,914

Investing activities:
Purchases of equipment                                       (138,602)         (88,224)
(Increase) decrease in deposits                               (22,800)           7,956
                                                   -----------------------------------
Net cash used in investing activities                        (161,402)         (80,268)

Financing activities:
Proceeds (repayment) of lines of credit, net                  125,000          (65,000)
Proceeds from note payable                                     55,388           31,258
Repayment of capital lease obligations                         (5,347)          (9,704)
                                                   -----------------------------------
Net cash provided by (used in) financing activities           175,041          (43,446)
                                                   -----------------------------------

Net increase (decrease) in cash and cash
 equivalents                                                   38,960          (54,800)
Cash and cash equivalents at beginning of period               15,840           54,800
                                                   -----------------------------------

Cash and cash equivalents at end of period                  $  54,800        $       -
                                                   ===================================

Cash paid for:
 Interest                                                   $  24,705        $  18,038
                                                   ===================================

Supplemental noncash investing and financing
 activities:
 Leased equipment financings                                $  41,961        $  27,077
                                                   ===================================

See accompanying notes.

                               Flashpoint, Inc.

                         Notes to Financial Statements

                               December 31, 1999

1.  THE COMPANY AND BASIS OF PRESENTATION

Flashpoint, Inc. (the Company) is engaged in the business of business consulting, developing and marketing computer programs, software and related information and materials, and the development of computer-driven, state-of-the-art products and services. The Company was incorporated in the Commonwealth of Massachusetts in 1988.

Effective August 28, 2000, the Company was acquired by Bottomline Technologies
(de), Inc.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

REVENUE RECOGNITION

The Company currently records revenue under either a time and material basis or fixed price arrangement. Revenue for projects and products delivered on a time and material basis is recognized as time is incurred and materials are purchased. Revenue is recognized on a percentage-of-completion basis when the contract comprises fixed price arrangements with defined milestone deliveries. Billings not recognized as revenue in the period are recorded as deferred revenue.

STOCK-BASED COMPENSATION

The Company adopted the disclosure-only provisions of SFAS No. 123, Accounting for Stock-Based Compensation, for options granted to employees. As permitted by SFAS No. 123, the Company accounts for stock options granted to employees in accordance with Accounting Principles Board Opinion (APB) No. 25, Accounting for Stock Issued to Employees, and has included the pro forma disclosures required by SFAS No. 123.

                               Flashpoint, Inc.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CASH AND CASH EQUIVALENTS

The Company invests its excess cash primarily in overnight repurchase agreements. Accordingly, these investments are subject to minimal credit and market risk. For financial reporting purposes, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

CONCENTRATIONS OF CREDIT RISK

Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash, cash equivalents and accounts receivable. The Company invests its excess cash primarily in overnight repurchase agreements and limits the amount of credit exposure to any one financial institution. The investment philosophy limits the Company's exposure to a concentration of credit risk and changes in market conditions. To reduce credit risk related to accounts receivable, credit evaluations of the financial condition of its customers are performed. Management does not believe significant credit risk exists at December 31, 1999. Historically, there have been no significant losses related to collection of accounts receivables.

The Company conducts a significant amount of business with five customers that each comprise more than 10%, or in the aggregate 91%, of net revenues in 1999 and 74% of accounts receivable at December 31, 1999.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets as follows:

   Office furniture and equipment                   7 years
   Computer equipment                               5 years
   Computer software                                3 years

Leasehold improvements and capitalized leases are amortized over their useful lives or the lease term, whichever is shorter.

                               Flashpoint, Inc.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ACCOUNTING FOR IMPAIRMENT OF LONG-LIVED ASSETS

Long-lived assets used in operations, such as property and equipment, are included in impairment evaluations when events or circumstances exist that indicate the carrying amount of those assets may not be recoverable. If the impairment evaluation indicates the affected asset is not recoverable, the asset's carrying amount would be reduced to fair value. No event has occurred that would impair the value of long-lived assets recorded in the accompanying financial statements.

INCOME TAXES

The Company accounts for income taxes under the liability method as required by Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences of differences between the tax and financial accounting of assets and liabilities at each year end. Deferred income taxes are based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized. Income tax expense is the tax payable for the period and the change during the period in deferred tax assets and liabilities.

NEW ACCOUNTING PRONOUNCEMENTS

In December 1999, the Securities Exchange Commission issued Staff Accounting Bulletin 101 (SAB 101), Revenue Recognition in Financial Statements. SAB 101 summarizes the application of generally accepted accounting principles to revenue recognition in financial statements. On March 24, 2000, the SEC issued an Amendment to SAB 101 (SAB 101A), delaying the effective date for certain companies. SAB 101 is effective for the quarter beginning October 1, 2000. The Company is presently analyzing what impact, if any, SAB 101 will have on the results of operations or financial position of the Company.

In March 2000, the Financial Accounting Standards Board issued Financial Interpretation No. 44 (FIN 44), Accounting for Certain Transactions Involving Stock Compensation, which further clarifies the application of APB No. 25. FIN 44 is effective July 1, 2000, but certain conclusions in this interpretation cover specific events that occur after either December 15, 1998 or January 12, 2000. Events occurring after either December 15, 1998 or January 12, 2000 are recognized on a prospective basis from July 1, 2000. The Company does not believe that the adoption of FIN 44 will have a significant impact on its financial position or results of operations.

                               Flashpoint, Inc.

3.  PROPERTY AND EQUIPMENT

Property and equipment consist of the following:


  Office furniture and equipment                            $141,967
  Computer equipment                                         354,307
  Computer software                                          124,322
  Leasehold improvements                                      95,448
                                                            --------
                                                             716,044
  Less accumulated depreciation and amortization             495,244
                                                            --------

  Equipment and leasehold improvements, net                 $220,800
                                                            ========

The Company has $41,961 of equipment, at cost, under capital leases (accumulated amortization of $7,566) at December 31, 1999.

4.  ACCRUED EXPENSES

Accrued expenses consisted of the following at December 31, 1999:

  Employee Retirement Plan Contribution                     $ 85,000
  Warranty                                                    93,000
  Payroll                                                     79,409
                                                            --------

                                                            $257,409
                                                            ========

5.  STOCK OPTION PLANS

The 1997 Stock Option Plan and the 1990 Stock Option Plan (the Plans) provide for the issuance of incentive stock options to key employees of the Company and nonqualified options to directors, key employees and consultants of the Company. Incentive stock options may not be granted at less than fair market value of the Company's common stock at the date of the grant and for a term not to exceed ten years. The total number of shares available for issuance under the 1997 Stock Option Plan and the 1990 Stock Option Plan were 12,000 and 10,000 shares, respectively, at December 31, 1999. In August 2000, the Company amended the 1997 Stock Option Plan to allow for the issuance of 41,074 options.

                            Flashpoint, Inc.

5.  STOCK OPTION PLANS (CONTINUED)

Information regarding the Company's stock option plans is summarized below:

                                                            WEIGHTED-AVERAGE
                                               OPTIONS       EXERCISE PRICE
                                              -------------------------------


Outstanding at December 31,1998                  18,000              $ 1.29
Granted                                           4,000               10.00
                                              -----------

Outstanding at December 31, 1999                 22,000              $ 2.88
                                              =============================

Exercisable at December 31, 1999                 15,000              $ 1.25
                                              =============================

There were no options available for grant at December 31, 1999. The weighted-average fair value of options granted during 1999 was $2.60 per option. The Company has 22,000 shares of common stock reserved for the exercise of stock options at December 31, 1999.

The following table provides certain information with respect to stock options outstanding at December 31, 1999:

                                                                       WEIGHTED-AVERAGE
 RANGE OF EXERCISE PRICES      STOCK OPTIONS     WEIGHTED-AVERAGE    REMAINING CONTRACTUAL
                                OUTSTANDING       EXERCISE PRICE          LIFE (YRS.)
-------------------------------------------------------------------------------------------
     $1.00                         7,500              $ 1.00                  1.9
      1.50                        10,500                1.50                  2.8
     10.00                         4,000               10.00                  5.9
                             -----------

                                  22,000              $ 2.88                  3.1
                             ==============================================================

                               Flashpoint, Inc.

5.  STOCK OPTION PLANS (CONTINUED)

The following table provides certain information with respect to stock options exercisable at December 31, 1999:

                                         STOCK OPTIONS      WEIGHTED-AVERAGE
 RANGE OF EXERCISE PRICES                 EXERCISABLE        EXERCISE PRICE
---------------------------------------------------------------------------------------
          $1.00                                7,500                $1.00
           1.50                                7,500                 1.50
                                         -----------          -----------
                                              15,000                $1.25
                                         ==============================================

Pro forma net loss information is required by SFAS 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method outlined in SFAS 123. The fair value of options issued at the date of grant was estimated using the minimum-value model. For the year ended December 31, 1999, pro forma net loss did not differ materially from reported net loss. The effects on the pro forma net loss of expensing the estimated fair value of stock options is not necessarily representative of the effects on reporting the results of operations for future years as the period presented includes only two years of option grants under the Plans.

The fair value for these options was estimated using the following weighted-average assumptions: risk-free interest rates of 5.54% to 7.53%; no dividend yield; and a weighted-average expected life of the options of five years.

6.  FINANCING ARRANGEMENTS

Notes payable consist of the following:

Note payable due in monthly installments of $1,667, including interest, at bank's base rate plus 1.50% (10% at December 31,
 1999) through July 2000.                                                       $21,204

Note payable in monthly installments of $1,667, including interest at bank's base rate plus 1.50% (10% at December 31, 1999) through
 April 2003.                                                                     65,990
                                                                            -----------
                                                                                 87,194

Less current portion                                                             87,194
                                                                            -----------

Long-term debt, net of current portion                                          $    -
                                                                            ===========

                            Flashpoint, Inc.

6.  FINANCING ARRANGEMENTS (CONTINUED)

The notes payable are secured by significantly all assets of the Company. Since the above notes payable were repaid in August 2000, they have been classified as current liabilities.

The Company has two lines of credit with a bank providing maximum credit availability of $190,000. Interest is at the bank's base rate plus 1.0% (9.5% at December 31, 1999). The lines are collateralized by equipment. At December 31, 1999, $175,000 was outstanding under the lines of credit with $140,000 payable on demand and $35,000 payable by February 15, 2000. At December 31, 1999, the Company has $15,000 available for borrowing under its lines of credit.

7.  LEASE OBLIGATIONS

Certain of the Company's office and computer equipment are leased under noncancelable operating leases. In addition, the lease agreements for office space provide that the Company pay additional rent for excess taxes and certain utilities on the leased premises. Following is a schedule of future minimum lease payments under capital and operating lease obligations at December 31, 1999:

                                            CAPITAL         OPERATING
                                             LEASES          LEASES           TOTAL
                                        -------------------------------------------
               2000                        $20,693         $161,855       $182,548
               2001                         13,967          158,888        172,855
               2002                         10,706          156,800        167,506
               2003                              -          156,800        156,800
               2004                              -           13,067         13,067
                                        ------------------------------------------
                                            45,366         $647,410       $692,776
                                                        ==========================
Less amounts representing interest           8,752
                                        ----------
Present value of net minimum
 lease payments                            $36,614
                                        ==========

Rent expense related to operating leases approximated $145,000 in 1999.

                            Flashpoint, Inc.

8.  INCOME TAXES

A reconciliation of the federal statutory rate to the effective income tax rate for the year ended December 31, 1999 is as follows:

Benefit at federal statutory rate                        (34.0)%
State taxes, net of federal benefit                       (6.3)
Nondeductible items                                        0.9
Unbenefitted operating loss                               21.7
                                                     ---------
                                                         (17.7)%
                                                     =========

The components of the income tax benefit as of December 31, 1999 are as follows:

Current                                               $      -
Deferred                                               (44,378)
                                                     ---------

                                                      $(44,378)
                                                     =========

Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. For income tax purposes, the Company is a cash-basis taxpayer. Significant components of the Company's net deferred taxes as of December 31, 1999 is as follows:

Deferred tax assets:
  Net operating loss carryforward                       $133,436
  Property and equipment                                  10,752
  Accounts payable and accrued expenses                   85,256
  Charitable contributions                                   842
                                                       ---------
Total deferred tax assets                                230,286
  Valuation allowance                                    (54,462)
                                                       ---------
Net deferred tax assets                                  175,824

Deferred tax liabilities:
       Accounts receivable                               175,824
                                                       ---------
Total deferred tax liabilities                           175,824
                                                       ---------

Net deferred taxes                                      $      -
                                                       =========

                               Flashpoint, Inc.

8.  INCOME TAXES (CONTINUED)

SFAS 109 requires a valuation allowance to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. After consideration of all the evidence, both positive and negative, management has determined that a $54,462 valuation allowance at December 31, 1999 is necessary to reduce the deferred tax assets to the amount that will more likely than not be realized. The change in the valuation allowance for the current year is $54,462. At December 31, 1999, the Company has available net operating loss carryforwards of $331,354, which expire in the year 2019.

9.  RELATED-PARTY TRANSACTIONS

At December 31, 1999, the sole stockholder of the Company owed $19,796 for amounts advanced by the Company. The debt is unsecured, noninterest-bearing and due on demand.

10.  EMPLOYEE RETIREMENT PLAN

The Company has a defined contribution retirement plan that qualifies under
Section 401(k) of the Internal Revenue Code (IRC). Under the plan, employees meeting certain requirements can elect to have up to 15% of their designated salaries contributed to fully vested participant retirement accounts in lieu of salary payments up to the maximum limits allowed by the IRC. Employees completely vest in the employer matching contribution after four years of service. The Company, at its discretion, may make contributions to the plan on behalf of each eligible employee. The Company's contribution under this plan for 1999 was $85,000.